STORAGE

M U L T I - F A C E T E D

GROWTH STRATEGY

SECOND QUARTER 2022
EARNINGS RELEASE & SUPPLEMENTAL
FINANCIAL INFORMATION

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

9	Consolidated Balance Sheets

10	Schedule 1 - Funds From Operations and Core Funds From Operations

12	Schedule 2 - Other Non-GAAP Financial Measurements

13	Schedule 3 - Portfolio Summary

15	Schedule 4 - Debt and Equity Capitalization

17	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

18	Schedule 6 - Same Store Performance Summary By State

22	Schedule 7 - Same Store Performance Summary By MSA

25	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

27	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

28	Schedule 10 - Selected Financial Information

29	Glossary

August 3, 2022
National Storage Affiliates Trust Reports Second Quarter 2022 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2022 results.
Second Quarter 2022 Highlights
•Reported net income of $48.4 million for the second quarter of 2022, an increase of 35.7% compared to the second quarter of 2021. Reported diluted earnings per share of $0.24 for the second quarter of 2022 compared to $0.25 for the second quarter of 2021.
•Reported core funds from operations ("Core FFO") of $91.6 million, or $0.71 per share for the second quarter of 2022, an increase of 29.1% per share compared to the second quarter of 2021.
•Reported an increase in same store net operating income ("NOI") of 17.3% for the second quarter of 2022 compared to the same period in 2021, driven by a 14.6% increase in same store total revenues partially offset by an increase of 7.6% in same store property operating expenses.
•Reported same store period-end occupancy of 95.2% as of June 30, 2022, a decrease of 140 basis points compared to June 30, 2021.
•Acquired eight wholly-owned self storage properties for approximately $114.5 million during the second quarter of 2022. Consideration for these acquisitions included the issuance of $13.9 million of OP equity.
•One of the Company's unconsolidated real estate ventures acquired seven self storage properties for approximately $207.6 million. The venture financed the acquisition with capital contributions from the venture members, of which the Company contributed approximately $51.9 million.
•Executed an agreement with lenders for a new $285 million term loan which matures in seven years and has an effective, variable interest rate of 3.34% as of June 30, 2022.
•Announced the promotion of David Cramer, 58, who was previously the Company's executive vice president and chief operating officer to the position of president and chief operating officer, effective July 1, 2022.
•Kroll Bond Rating Agency upgraded the issuer credit rating of NSA's operating partnership to BBB+ with a Stable Outlook from BBB with a Positive Outlook.
Highlights Subsequent to Quarter-End
•Acquired six wholly-owned self storage properties for approximately $71.6 million.
•On July 11, 2022, NSA approved a share repurchase program authorizing, but not obligating, the repurchase of up to $400 million of NSA's common shares of beneficial interest from time to time. NSA expects to acquire shares through open market or privately negotiated transactions. The timing and amount of repurchase transactions, if any, will be determined by NSA's management based on its evaluation of market conditions, share price, legal requirements and other factors.
Tamara Fischer, Chief Executive Officer, commented, “We’re exceptionally pleased to deliver another quarter of double-digit growth in same store NOI and Core FFO per share, both of which remain well above industry historical averages. We were also active on the acquisition front, closing on the acquisition of 15 stores valued at over $320 million. As the economy enters more challenging times, NSA's differentiated structure and exposure to secondary, suburban and sunbelt markets should continue to benefit all of our stakeholders." Regarding the establishment of its share repurchase program, Ms. Fischer continued, “We’re pleased that our board has authorized the program which provides strategic flexibility to our capital investment opportunities. Based on our outlook for NSA, the depressed stock price provides a compelling opportunity to deliver an outstanding long-term ROI for our shareholders.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Growth	2022	2021	Growth
Net income	$48,425	$35,675	35.7%	$93,211	$63,310	47.2%

Funds From Operations ("FFO")(1)	$90,932	$59,603	52.6%	$177,788	$110,510	60.9%
Add back acquisition costs	682	118	478.0%	1,235	410	201.2%
Core FFO(1)	$91,614	$59,721	53.4%	$179,023	$110,920	61.4%

Earnings per share - basic	$0.24	$0.33	(27.3)%	$0.48	$0.58	(17.2)%
Earnings per share - diluted	$0.24	$0.25	(4.0)%	$0.48	$0.44	9.1%

FFO per share and unit(1)	$0.70	$0.55	27.3%	$1.37	$1.03	33.0%
Core FFO per share and unit(1)	$0.71	$0.55	29.1%	$1.38	$1.04	32.7%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $12.8 million for the second quarter of 2022 and $29.9 million for the six months ended June 30, 2022 ("year-to-date") as compared to the same periods in 2021. These increases resulted primarily from additional NOI generated from the 206 self storage properties acquired between July 1, 2021 and June 30, 2022, same store NOI growth, increases in management fees and other revenue, and an increase in equity in earnings from the Company's unconsolidated real estate ventures, partially offset by increases in depreciation and amortization, interest expense and general and administrative expenses.
The increases in FFO and Core FFO for the second quarter of 2022 and year-to-date were primarily the result of incremental NOI from properties acquired between July 1, 2021 and June 30, 2022 and same store NOI growth, partially offset by an increase in interest expense.
Same Store Operating Results (629 Stores)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Growth	2022	2021	Growth
Total revenues	$137,339	$119,827	14.6%	$269,454	$233,132	15.6%
Property operating expenses	35,602	33,080	7.6%	69,833	66,275	5.4%
Net Operating Income (NOI)	$101,737	$86,747	17.3%	$199,621	$166,857	19.6%
NOI Margin	74.1%	72.4%	1.7%	74.1%	71.6%	2.5%

Average Occupancy	95.1%	95.2%	(0.1)%	94.9%	93.7%	1.2%
Average Annualized Rental Revenue Per Occupied Square Foot	$14.55	$12.66	14.9%	$14.30	$12.51	14.3%
Year-over-year same store total revenues increased 14.6% for the second quarter of 2022 and 15.6% year-to-date as compared to the same periods in 2021. The increase for the second quarter was driven primarily by a 14.9% increase in average annualized rental revenue per occupied square foot, partially offset by a 10 basis point decrease in average occupancy. The year-to-date increase was driven primarily by a 120 basis point increase in average occupancy and a 14.3% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Atlanta, Riverside-San Bernardino and Sarasota. Markets which generated below portfolio average same store total revenue growth include: Portland, Colorado Springs and Kansas City.

Year-over-year same store property operating expenses increased 7.6% for the second quarter of 2022 and 5.4% year-to-date as compared to the same periods in 2021. The increases primarily resulted from increases in property tax expense and utilities.
Investment Activity
During the second quarter, NSA invested $114.5 million in the acquisition of eight wholly-owned self storage properties consisting of approximately 685,000 rentable square feet configured in approximately 5,400 storage units. Total consideration for these acquisitions included approximately $100.0 million of net cash, $13.9 million of OP units, and the assumption of approximately $0.6 million of other liabilities. Additionally, one of the Company's unconsolidated real estate ventures acquired seven self storage properties for approximately $207.6 million. The venture financed the acquisition with capital contributions from the venture members, of which the Company contributed approximately $51.9 million.
Balance Sheet
On April 11, 2022, Kroll Bond Rating Agency upgraded the issuer credit rating of the Company's operating partnership to BBB+ with a Stable Outlook from BBB with a Positive Outlook.
On June 24, 2022, NSA entered into an agreement with a syndicated group of lenders for a new $285 million unsecured term loan, including an expansion option, which, if exercised in full, would provide for total borrowings of up to $300 million. The term loan matures in seven years and has an effective, variable interest rate of 3.34% as of June 30, 2022, and is subject to leverage and credit rating-based margins ranging from 1.55% to 2.2% over SOFR. NSA used the proceeds from the term loan to repay outstanding amounts under its revolving line of credit.
Common Share Dividends
On May 25, 2022, NSA's Board of Trustees declared a quarterly cash dividend of $0.55 per common share, representing a 45% increase from the second quarter 2021 and a 10% increase from the previous quarter. The second quarter 2022 dividend was paid on June 30, 2022 to shareholders of record as of June 15, 2022.

2022 Guidance
NSA reaffirms its previously provided FFO guidance estimates and related assumptions for the year ended December 31, 2022. The 2022 same store pool changed from 631 stores at March 31, 2022 to 629 stores at June 30, 2022 due to significant expansions at two of our properties.

	Current Ranges for Full Year 2022		Actual Results for Full Year 2021
	Low	High
Core FFO per share(1)	$2.80	$2.85	$2.26

Same store operations(2)
Total revenue growth	11.0%	13.0%	15.1%
Property operating expenses growth	5.0%	6.25%	4.0%
NOI growth	14.0%	16.0%	19.8%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$52.0	$54.0	$45.5
Equity-based compensation, in millions	$6.5	$7.0	$5.5

Management fees and other revenue, in millions	$27.0	$29.0	$24.4
Core FFO from unconsolidated real estate ventures, in millions	$24.0	$25.0	$20.7

Subordinated performance unit distributions, in millions	$58.0	$61.0	$49.8

Acquisitions of self storage properties, in millions	$400.0	$600.0	$2,175.0

	Current Ranges for Full Year 2022
	Low	High
Earnings (loss) per share - diluted	$1.28	$1.38
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.16	0.02
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.80	1.90
FFO attributable to subordinated unitholders	(0.45)	(0.47)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Core FFO per share and unit	$2.80	$2.85

(1) The table above provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit.
(2) 2022 guidance reflects NSA's 2022 same store pool comprising 629 stores. 2021 actual results reflect NSA's 2021 same store pool comprising 560 stores.

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 3, 2022.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Thursday, August 4, 2022 to discuss its second quarter 2022 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, August 4, 2022, 1:00 pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Thursday, August 11, 2022. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the BofA Securities 2022 Global Real Estate Conference September 13 - September 14, 2022 in New York, New York and in the Evercore 8th Annual Storage Symposium on September 29, 2022 in New York, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of June 30, 2022, the Company held ownership interests in and operated 1,076 self storage properties located in 42 states and Puerto Rico with approximately 69.9 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P MidCap 400 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; negative impacts from the COVID-19 pandemic on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2022. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE
Rental revenue	$184,636	$127,310	$359,105	$240,437
Other property-related revenue	6,341	4,829	12,507	8,966
Management fees and other revenue	7,913	6,107	14,462	11,835
Total revenue	198,890	138,246	386,074	261,238
OPERATING EXPENSES
Property operating expenses	53,188	36,654	102,546	71,258
General and administrative expenses	14,702	12,450	28,668	23,688
Depreciation and amortization	57,891	36,051	115,963	68,475
Other	525	310	995	707
Total operating expenses	126,306	85,465	248,172	164,128
OTHER (EXPENSE) INCOME
Interest expense	(24,448)	(17,339)	(47,095)	(34,131)
Equity in earnings of unconsolidated real estate ventures	1,962	1,174	3,456	1,933
Acquisition costs	(682)	(118)	(1,235)	(410)
Non-operating expense	(261)	(148)	(373)	(321)
Gain on sale of self storage properties	—	—	2,134	—
Other expense, net	(23,429)	(16,431)	(43,113)	(32,929)
Income before income taxes	49,155	36,350	94,789	64,181
Income tax expense	(730)	(675)	(1,578)	(871)
Net income	48,425	35,675	93,211	63,310
Net income attributable to noncontrolling interests	(23,387)	(6,957)	(42,945)	(13,754)
Net income attributable to National Storage Affiliates Trust	25,038	28,718	50,266	49,556
Distributions to preferred shareholders	(3,382)	(3,276)	(6,661)	(6,551)
Net income attributable to common shareholders	$21,656	$25,442	$43,605	$43,005

Earnings per share - basic	$0.24	$0.33	$0.48	$0.58
Earnings per share - diluted	$0.24	$0.25	$0.48	$0.44

Weighted average shares outstanding - basic	91,541	76,712	91,433	74,267
Weighted average shares outstanding - diluted	91,541	129,578	91,433	126,396

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Real estate
Self storage properties	$6,016,699	$5,798,188
Less accumulated depreciation	(672,208)	(578,717)
Self storage properties, net	5,344,491	5,219,471
Cash and cash equivalents	32,345	25,013
Restricted cash	3,271	2,862
Debt issuance costs, net	1,858	2,433
Investment in unconsolidated real estate ventures	234,075	188,187
Other assets, net	121,274	102,417
Operating lease right-of-use assets	21,727	22,211
Total assets	$5,759,041	$5,562,594
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,142,293	$2,940,931
Accounts payable and accrued liabilities	68,166	59,262
Interest rate swap liabilities	—	33,757
Operating lease liabilities	23,558	23,981
Deferred revenue	23,711	22,208
Total liabilities	3,257,728	3,080,139
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 8,736,719 issued and outstanding at June 30, 2022 and December 31, 2021, respectively, at liquidation preference	225,439	218,418
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 91,755,672 and 91,198,929 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	918	912
Additional paid-in capital	1,841,880	1,866,773
Distributions in excess of earnings	(343,834)	(291,263)
Accumulated other comprehensive income (loss)	24,372	(19,611)
Total shareholders' equity	1,748,775	1,775,229
Noncontrolling interests	752,538	707,226
Total equity	2,501,313	2,482,455
Total liabilities and equity	$5,759,041	$5,562,594

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$48,425	$35,675	$93,211	$63,310
Add (subtract):
Real estate depreciation and amortization	57,581	35,698	115,340	67,768
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,324	3,840	8,170	7,721
Gain on sale of self storage properties	—	—	(2,134)	—
Distributions to preferred shareholders and unitholders	(3,652)	(3,517)	(7,204)	(7,034)
FFO attributable to subordinated performance unitholders(1)	(15,746)	(12,093)	(29,595)	(21,255)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	90,932	59,603	177,788	110,510
Add:
Acquisition costs	682	118	1,235	410
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$91,614	$59,721	$179,023	$110,920

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	91,541	76,712	91,433	74,267
Weighted average restricted common shares outstanding	28	33	28	29
Weighted average effect of forward offering agreement(3)	—	—	—	199
Weighted average OP units outstanding	35,390	29,963	35,370	29,858
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,925	1,925	1,925
Weighted average LTIP units outstanding	501	536	552	561
Total weighted average shares and units outstanding - FFO and Core FFO	129,385	109,169	129,308	106,839

FFO per share and unit	$0.70	$0.55	$1.37	$1.03
Core FFO per share and unit	$0.71	$0.55	$1.38	$1.04

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Earnings per share - diluted	$0.24	$0.25	$0.48	$0.44
Impact of the difference in weighted average number of shares(4)	(0.07)	0.04	(0.14)	0.09
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.18	—	0.33	—
Add real estate depreciation and amortization	0.44	0.33	0.89	0.63
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.04	0.06	0.07
Subtract gain on sale of self storage properties	—	—	(0.02)	—
FFO attributable to subordinated performance unitholders	(0.12)	(0.11)	(0.23)	(0.20)
FFO per share and unit	0.70	0.55	1.37	1.03
Add acquisition costs	0.01	—	0.01	0.01
Core FFO per share and unit	$0.71	$0.55	$1.38	$1.04

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$48,425	$35,675	$93,211	$63,310
(Subtract) add:
Management fees and other revenue	(7,913)	(6,107)	(14,462)	(11,835)
General and administrative expenses	14,702	12,450	28,668	23,688
Other	525	310	995	707
Depreciation and amortization	57,891	36,051	115,963	68,475
Interest expense	24,448	17,339	47,095	34,131
Equity in earnings of unconsolidated real estate ventures	(1,962)	(1,174)	(3,456)	(1,933)
Acquisition costs	682	118	1,235	410
Income tax expense	730	675	1,578	871
Gain on sale of self storage properties	—	—	(2,134)	—
Non-operating expense	261	148	373	321
Net Operating Income	$137,789	$95,485	$269,066	$178,145

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$48,425	$35,675	$93,211	$63,310
Add:
Depreciation and amortization	57,891	36,051	115,963	68,475
Company's share of unconsolidated real estate venture depreciation and amortization	4,324	3,840	8,170	7,721
Interest expense	24,448	17,339	47,095	34,131
Income tax expense	730	675	1,578	871
EBITDA	135,818	93,580	266,017	174,508
Add (subtract):
Acquisition costs	682	118	1,235	410
Gain on sale of self storage properties	—	—	(2,134)	—
Equity-based compensation expense	1,580	1,348	3,124	2,634
Adjusted EBITDA	$138,080	$95,046	$268,242	$177,552

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2022
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	194	88,603	12,428,847	94.3%	Texas	205	97,765	13,427,293	94.2%
California	86	51,312	6,484,074	94.6%	California	98	57,955	7,263,326	94.4%
Oregon	70	29,244	3,659,083	92.8%	Florida	86	50,851	5,643,944	94.2%
Georgia	62	27,817	3,791,756	94.4%	Georgia	73	33,949	4,663,864	94.2%
Florida	59	35,794	3,932,619	93.7%	Oregon	70	29,244	3,659,083	92.8%
North Carolina	41	19,884	2,490,637	97.3%	North Carolina	41	19,884	2,490,637	97.3%
Arizona	33	18,157	2,096,320	92.4%	Oklahoma	39	17,616	2,449,862	96.7%
Oklahoma	33	15,296	2,143,247	96.8%	Arizona	35	19,159	2,206,450	92.4%
Louisiana	31	13,830	1,718,644	94.0%	Louisiana	31	13,830	1,718,644	94.0%
Kansas	23	8,597	1,187,718	95.2%	Alabama	29	13,438	1,969,203	88.6%
Colorado	22	9,493	1,199,332	93.8%	Ohio	27	14,881	1,853,459	92.2%
Indiana	21	10,991	1,441,090	93.6%	Michigan	24	15,603	1,978,498	93.6%
Pennsylvania	20	9,184	1,137,234	92.3%	Kansas	23	8,597	1,187,718	95.2%
Washington	19	6,635	871,435	90.2%	Pennsylvania	23	10,818	1,298,004	92.4%
Alabama	15	7,938	1,143,346	85.2%	Colorado	22	9,493	1,199,332	93.8%
New Hampshire	15	7,120	889,301	93.8%	Tennessee	22	11,616	1,483,808	95.2%
Nevada	14	7,074	898,287	94.0%	Indiana	21	10,991	1,441,090	93.6%
Puerto Rico	14	12,399	1,339,070	95.0%	New Jersey	20	13,263	1,577,980	90.3%
Ohio	13	5,502	729,037	92.5%	Washington	19	6,635	871,435	90.2%
Tennessee	13	6,065	777,135	94.9%	Nevada	18	8,691	1,150,750	93.7%
Missouri	12	5,294	678,721	91.7%	Massachusetts	15	10,888	1,195,043	91.2%
Illinois	10	6,367	718,352	94.1%	New Hampshire	15	7,120	889,301	93.8%
New Mexico	10	5,505	718,512	96.1%	Illinois	14	8,916	1,023,364	94.3%
Other(1)	62	30,595	3,950,343	85.2%	Puerto Rico	14	12,399	1,339,070	95.0%
Total	892	438,696	56,424,140	93.8%	Minnesota	12	5,734	734,295	92.7%
					Missouri	12	5,294	678,721	91.7%
					New Mexico	10	5,505	718,512	96.1%
					Other(2)	58	29,173	3,738,151	95.3%
					Total	1,076	549,308	69,850,837	93.7%

(1) Other states in NSA's owned portfolio as of June 30, 2022 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of June 30, 2022 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2022 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2022	12	5,002	678,383	$76,027	$16,576	$332	$92,935
June 30, 2022	8	5,390	685,368	99,954	13,938	641	114,533
Total Acquisitions	20	10,392	1,363,751	$175,981	$30,514	$973	$207,468

Unconsolidated Real Estate Ventures (at 100%)(3)
June 30, 2022	7	6,842	721,882	205,947	—	1,641	207,588
Total Investments(4)	27	17,234	2,085,633	$381,928	$30,514	$2,614	$415,056

2022 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Proceeds
March 31, 2022(5)	1	432	64,750	$6,531

(3) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(4) NSA acquired self storage properties located in Alabama (1), Arkansas (1), Colorado (2), Connecticut (1), Florida (2), Georgia (2), Minnesota (1), Missouri (1), New Mexico (4), Pennsylvania (3), Texas (8) and Virginia (1).
(5) NSA disposed of a self storage property located in Texas in 2022.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of June 30, 2022									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2022	2023	2024	2025	2026	2027	2028	Thereafter	Total
Credit Facility:
Revolving line of credit	3.04%	Variable(2)	January 2024	$—	$—	$285,000	$—	$—	$—	$—	$—	$285,000
Term loan - Tranche A	3.69%	Swapped To Fixed	January 2023	—	125,000	—	—	—	—	—	—	125,000
Term loan - Tranche B	2.89%	Swapped To Fixed	July 2024	—	—	250,000	—	—	—	—	—	250,000
Term loan - Tranche C	2.86%	Swapped To Fixed	January 2025	—	—	—	225,000	—	—	—	—	225,000
Term loan - Tranche D	3.07%	Swapped To Fixed	July 2026	—	—	—	—	175,000	—	—	—	175,000
Term loan - Tranche E	2.94%	Variable	March 2027	—	—	—	—	—	125,000	—	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	175,000	—	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	75,000	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
Term loan facility - June 2029	3.34%	Variable	June 2029	—	—	—	—	—	—	—	285,000	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	—	35,000	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	—	76,014	20,060	—	—	84,900	88,000	32,806	301,781
Total Principal/Weighted Average	3.22%		5.5 years	$—	$376,014	$555,060	$225,000	$210,000	$209,900	$163,000	$1,412,806	$3,151,781
Unamortized debt issuance costs and debt premium, net												(9,488)
Total Debt												$3,142,293

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $650 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.25% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of June 30, 2022
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.6x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	4.5x
Total Leverage Ratio	< 60.0%	38.4%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series A-1 cumulative redeemable preferred units	712,208

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	91,728,039	91,728,039
Restricted common shares	27,633	27,633
Total shares outstanding	91,755,672	91,755,672
Operating partnership units	35,461,296	35,461,296
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	37,386,214	37,386,214
Long-term incentive plan units(3)	472,175	472,175
Total shares and Class A equivalents outstanding	129,614,061	129,614,061
Subordinated performance units(4)	7,853,367	13,272,190
DownREIT subordinated performance unit equivalents(4)	4,337,111	7,329,718
Total subordinated partnership units	12,190,478	20,601,908
Total common shares and units outstanding	141,804,539	150,215,969

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.69 OP units based on historical financial information for the trailing twelve months ended June 30, 2022. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	June 30, 2022	December 31, 2021
ASSETS
Self storage properties, net	$1,916,189	$1,741,538
Other assets	37,770	23,562
Total assets	$1,953,959	$1,765,100
LIABILITIES AND EQUITY
Debt financing	$1,001,839	$1,001,378
Other liabilities	23,553	19,493
Equity	928,567	744,229
Total liabilities and equity	$1,953,959	$1,765,100

Combined Operating Information

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$53,601	$13,401	$102,599	$25,650
Property operating expenses	14,335	3,584	28,144	7,036
Net operating income	39,266	9,817	74,455	18,614
Supervisory, administrative and other expenses	(3,540)	(885)	(6,742)	(1,686)
Depreciation and amortization	(17,298)	(4,324)	(32,680)	(8,170)
Interest expense	(10,416)	(2,604)	(20,826)	(5,207)
Acquisition and other expenses	(233)	(59)	(507)	(127)
Net income	$7,779	$1,945	$13,700	$3,424
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		18		32
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,324		8,170
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,287		$11,626

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2022 compared to Three Months Ended June 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth
Texas	113	$21,524	$18,375	17.1%	$7,007	$6,205	12.9%	$14,517	$12,170	19.3%	67.4%	66.2%	1.2%
California	81	24,933	21,705	14.9%	5,589	5,298	5.5%	19,344	16,407	17.9%	77.6%	75.6%	2.0%
Oregon	61	12,689	11,589	9.5%	2,786	2,669	4.4%	9,903	8,920	11.0%	78.0%	77.0%	1.0%
Florida	48	14,283	12,192	17.2%	3,601	3,377	6.6%	10,682	8,815	21.2%	74.8%	72.3%	2.5%
Georgia	46	8,319	6,972	19.3%	2,247	1,986	13.1%	6,072	4,986	21.8%	73.0%	71.5%	1.5%
North Carolina	34	6,675	5,701	17.1%	1,560	1,455	7.2%	5,115	4,246	20.5%	76.6%	74.5%	2.1%
Oklahoma	32	5,054	4,471	13.0%	1,297	1,245	4.2%	3,757	3,226	16.5%	74.3%	72.2%	2.1%
Arizona	30	7,274	6,411	13.5%	1,689	1,619	4.3%	5,585	4,792	16.5%	76.8%	74.7%	2.1%
Louisiana	26	4,577	3,999	14.5%	1,297	1,266	2.4%	3,280	2,733	20.0%	71.7%	68.3%	3.4%
Kansas	17	2,727	2,522	8.1%	850	844	0.7%	1,877	1,678	11.9%	68.8%	66.5%	2.3%
Colorado	16	2,772	2,514	10.3%	799	803	(0.5)%	1,973	1,711	15.3%	71.2%	68.1%	3.1%
Indiana	16	3,247	2,874	13.0%	906	800	13.3%	2,341	2,074	12.9%	72.1%	72.2%	(0.1)%
Washington	16	2,637	2,381	10.8%	656	610	7.5%	1,981	1,771	11.9%	75.1%	74.4%	0.7%
Nevada	13	3,053	2,686	13.7%	682	625	9.1%	2,371	2,061	15.0%	77.7%	76.7%	1.0%
New Hampshire	11	2,403	2,163	11.1%	630	599	5.2%	1,773	1,564	13.4%	73.8%	72.3%	1.5%
Other(1)	69	15,172	13,272	14.3%	4,006	3,679	8.9%	11,166	9,593	16.4%	73.6%	72.3%	1.3%
Total/Weighted Average	629	$137,339	$119,827	14.6%	$35,602	$33,080	7.6%	$101,737	$86,747	17.3%	74.1%	72.4%	1.7%

2021 Same Store Pool(2)	553	$121,279	$106,155	14.2%	$30,789	$28,663	7.4%	$90,490	$77,492	16.8%	74.6%	73.0%	1.6%

2020 Same Store Pool(3)	491	$107,722	$94,438	14.1%	$27,052	$25,383	6.6%	$80,670	$69,055	16.8%	74.9%	73.1%	1.8%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2022 compared to Three Months Ended June 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth
Texas	47,711	6,757,670	96.3%	96.2%	0.1%	95.9%	94.1%	1.8%	$12.87	$11.18	15.1%
California	48,413	6,095,267	94.7%	98.0%	(3.3)%	95.2%	97.5%	(2.3)%	16.46	14.00	17.6%
Oregon	24,384	3,093,462	94.1%	95.1%	(1.0)%	93.6%	93.5%	0.1%	17.26	15.78	9.4%
Florida	29,159	3,244,586	94.8%	96.8%	(2.0)%	94.6%	95.5%	(0.9)%	18.00	15.30	17.6%
Georgia	19,763	2,655,135	95.8%	97.6%	(1.8)%	96.1%	95.8%	0.3%	12.68	10.59	19.7%
North Carolina	15,735	1,952,845	98.0%	98.4%	(0.4)%	97.5%	97.4%	0.1%	13.59	11.55	17.7%
Oklahoma	14,943	2,097,597	96.9%	96.6%	0.3%	96.5%	95.1%	1.4%	9.72	8.72	11.5%
Arizona	16,377	1,922,267	93.6%	96.0%	(2.4)%	93.6%	95.2%	(1.6)%	15.74	13.59	15.8%
Louisiana	12,357	1,539,299	94.9%	92.4%	2.5%	94.7%	90.3%	4.4%	12.25	11.24	9.0%
Kansas	5,805	810,228	96.5%	97.1%	(0.6)%	95.6%	95.3%	0.3%	13.36	12.28	8.8%
Colorado	6,725	838,651	94.5%	97.2%	(2.7)%	94.7%	96.2%	(1.5)%	13.69	12.22	12.0%
Indiana	8,745	1,134,643	94.4%	97.1%	(2.7)%	95.4%	96.4%	(1.0)%	11.73	10.25	14.4%
Washington	5,390	716,603	92.9%	93.0%	(0.1)%	92.6%	91.4%	1.2%	15.69	14.23	10.3%
Nevada	6,769	854,381	93.9%	97.7%	(3.8)%	94.5%	96.3%	(1.8)%	14.55	12.56	15.8%
New Hampshire	5,045	619,581	94.6%	96.2%	(1.6)	93.7%	95.2%	(1.5)%	16.15	14.31	12.9%
Other(1)	33,853	4,167,985	94.3%	96.4%	(2.1)%	94.1%	94.6%	(0.5)%	15.00	13.02	15.2%
Total/Weighted Average	301,174	38,500,200	95.2%	96.6%	(1.4)%	95.1%	95.2%	(0.1)%	$14.55	$12.66	14.9%

2021 Same Store Pool(2)	266,269	33,700,412	95.1%	96.7%	(1.6)%	95.1%	95.4%	(0.3)%	$14.67	$12.77	14.9%

2020 Same Store Pool(3)	237,129	29,939,649	95.1%	96.8%	(1.7)%	95.1%	95.6%	(0.5)%	$14.67	$12.77	14.9%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2022 compared to Six Months Ended June 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Texas	113	$42,060	$35,786	17.5%	$13,421	$12,511	7.3%	$28,639	$23,275	23.0%	68.1%	65.0%	3.1%
California	81	49,180	42,477	15.8%	11,090	10,728	3.4%	38,090	31,749	20.0%	77.5%	74.7%	2.8%
Oregon	61	25,034	22,388	11.8%	5,530	5,363	3.1%	19,504	17,025	14.6%	77.9%	76.0%	1.9%
Florida	48	27,976	23,705	18.0%	7,004	6,592	6.3%	20,972	17,113	22.6%	75.0%	72.2%	2.8%
Georgia	46	16,193	13,466	20.3%	4,317	4,033	7.0%	11,876	9,433	25.9%	73.3%	70.1%	3.2%
North Carolina	34	12,975	11,140	16.5%	3,050	2,917	4.6%	9,925	8,223	20.7%	76.5%	73.8%	2.7%
Oklahoma	32	9,822	8,685	13.1%	2,580	2,474	4.3%	7,242	6,211	16.6%	73.7%	71.5%	2.2%
Arizona	30	14,393	12,497	15.2%	3,365	3,232	4.1%	11,028	9,265	19.0%	76.6%	74.1%	2.5%
Louisiana	26	8,938	7,781	14.9%	2,481	2,469	0.5%	6,457	5,312	21.6%	72.2%	68.3%	3.9%
Kansas	17	5,340	4,868	9.7%	1,764	1,718	2.7%	3,576	3,150	13.5%	67.0%	64.7%	2.3%
Colorado	16	5,438	4,833	12.5%	1,416	1,556	(9.0)%	4,022	3,277	22.7%	74.0%	67.8%	6.2%
Indiana	16	6,368	5,592	13.9%	1,861	1,645	13.1%	4,507	3,947	14.2%	70.8%	70.6%	0.2%
Washington	16	5,244	4,615	13.6%	1,332	1,213	9.8%	3,912	3,402	15.0%	74.6%	73.7%	0.9%
Nevada	13	6,022	5,218	15.4%	1,355	1,261	7.5%	4,667	3,957	17.9%	77.5%	75.8%	1.7%
New Hampshire	11	4,757	4,207	13.1%	1,306	1,273	2.6%	3,451	2,934	17.6%	72.5%	69.7%	2.8%
Other(1)	69	29,714	25,874	14.8%	7,961	7,290	9.2%	21,753	18,584	17.1%	73.2%	71.8%	1.4%
Total/Weighted Average	629	$269,454	$233,132	15.6%	$69,833	$66,275	5.4%	$199,621	$166,857	19.6%	74.1%	71.6%	2.5%

2021 Same Store Pool(2)	553	$238,073	$206,575	15.2%	$60,669	$57,303	5.9%	$177,404	$149,272	18.8%	74.5%	72.3%	2.2%

2020 Same Store Pool(3)	491	$211,594	$183,807	15.1%	$53,538	$50,678	5.6%	$158,056	$133,129	18.7%	74.7%	72.4%	2.3%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2022 compared to Six Months Ended June 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Texas	47,711	6,757,670	96.3%	96.2%	0.1%	95.6%	92.3%	3.3%	$12.59	$11.09	13.5%
California	48,413	6,095,267	94.7%	98.0%	(3.3)%	95.7%	96.8%	(1.1)%	16.15	13.78	17.2%
Oregon	24,384	3,093,462	94.1%	95.1%	(1.0)%	92.7%	91.7%	1.0%	17.16	15.56	10.3%
Florida	29,159	3,244,586	94.8%	96.8%	(2.0)%	94.7%	94.2%	0.5%	17.67	15.10	17.0%
Georgia	19,763	2,655,135	95.8%	97.6%	(1.8)%	96.3%	94.1%	2.2%	12.32	10.41	18.3%
North Carolina	15,735	1,952,845	98.0%	98.4%	(0.4)%	97.3%	96.1%	1.2%	13.23	11.44	15.6%
Oklahoma	14,943	2,097,597	96.9%	96.6%	0.3%	95.8%	93.8%	2.0%	9.52	8.59	10.8%
Arizona	16,377	1,922,267	93.6%	96.0%	(2.4)%	93.8%	93.8%	—	15.54	13.45	15.5%
Louisiana	12,357	1,539,299	94.9%	92.4%	2.5%	94.3%	88.4%	5.9%	12.02	11.17	7.6%
Kansas	5,805	810,228	96.5%	97.1%	(0.6)%	94.6%	92.9%	1.7%	13.23	11.99	10.3%
Colorado	6,725	838,651	94.5%	97.2%	(2.7)%	95.4%	95.3%	0.1%	13.51	11.98	12.8%
Indiana	8,745	1,134,643	94.4%	97.1%	(2.7)%	94.1%	94.3%	(0.2)%	11.50	10.09	14.0%
Washington	5,390	716,603	92.9%	93.0%	(0.1)%	92.1%	90.2%	1.9%	15.59	13.98	11.5%
Nevada	6,769	854,381	93.9%	97.7%	(3.8)%	94.6%	95.3%	(0.7)%	14.39	12.33	16.7%
New Hampshire	5,045	619,581	94.6%	96.2%	(1.6)	94.0%	94.2%	(0.2)%	15.97	14.07	13.5%
Other(1)	33,853	4,167,985	94.3%	96.4%	(2.1)%	93.7%	93.1%	0.6%	14.83	12.93	14.7%
Total/Weighted Average	301,174	38,500,200	95.2%	96.6%	(1.4)%	94.9%	93.7%	1.2%	$14.30	$12.51	14.3%

2021 Same Store Pool(2)	266,269	33,700,412	95.1%	96.7%	(1.6)%	95.0%	94.0%	0.9%	$14.43	$12.61	14.4%

2020 Same Store Pool(3)	237,129	29,939,649	95.1%	96.8%	(1.7)%	95.0%	94.2%	0.8%	$14.42	$12.61	14.4%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2022 compared to Three Months Ended June 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth
Riverside-San Bernardino-Ontario, CA	46	$12,774	$10,829	18.0%	$2,620	$2,380	10.1%	$10,154	$8,449	20.2%	79.5%	78.0%	1.5%
Portland-Vancouver-Hillsboro, OR-WA	45	9,146	8,414	8.7%	2,127	1,971	7.9%	7,019	6,443	8.9%	76.7%	76.6%	0.1%
Atlanta-Sandy Springs-Roswell, GA	30	5,833	4,858	20.1%	1,576	1,367	15.3%	4,257	3,491	21.9%	73.0%	71.9%	1.1%
Phoenix-Mesa-Scottsdale, AZ	23	5,822	5,121	13.7%	1,347	1,282	5.1%	4,475	3,839	16.6%	76.9%	75.0%	1.9%
McAllen-Edinburg-Mission, TX	20	4,349	3,657	18.9%	1,109	1,008	10.0%	3,240	2,649	22.3%	74.5%	72.4%	2.1%
Oklahoma City, OK	19	3,037	2,662	14.1%	798	773	3.2%	2,239	1,889	18.5%	73.7%	71.0%	2.7%
Houston-The Woodlands-Sugar Land, TX	18	3,880	3,330	16.5%	1,497	1,277	17.2%	2,383	2,053	16.1%	61.4%	61.7%	(0.3)%
Dallas-Fort Worth-Arlington, TX	17	3,151	2,747	14.7%	1,068	1,029	3.8%	2,083	1,718	21.2%	66.1%	62.5%	3.6%
Brownsville-Harlingen, TX	16	2,722	2,278	19.5%	711	646	10.1%	2,011	1,632	23.2%	73.9%	71.6%	2.3%
Indianapolis-Carmel-Anderson, IN	16	3,247	2,874	13.0%	906	800	13.3%	2,341	2,074	12.9%	72.1%	72.2%	(0.1)%
Los Angeles-Long Beach-Anaheim, CA	14	6,007	5,387	11.5%	1,365	1,322	3.3%	4,642	4,065	14.2%	77.3%	75.5%	1.8%
New Orleans-Metairie, LA	13	2,563	2,210	16.0%	682	626	8.9%	1,881	1,584	18.8%	73.4%	71.7%	1.7%
North Port-Sarasota-Bradenton, FL	13	4,254	3,596	18.3%	1,021	957	6.7%	3,233	2,639	22.5%	76.0%	73.4%	2.6%
Tulsa, OK	13	2,017	1,809	11.5%	499	473	5.5%	1,518	1,336	13.6%	75.3%	73.9%	1.4%
Las Vegas-Henderson-Paradise, NV	12	2,918	2,560	14.0%	649	591	9.8%	2,269	1,969	15.2%	77.8%	76.9%	0.9%
Colorado Springs, CO	11	1,632	1,482	10.1%	430	467	(7.9)%	1,202	1,015	18.4%	73.7%	68.5%	5.2%
Kansas City, MO-KS	11	1,927	1,826	5.5%	654	624	4.8%	1,273	1,202	5.9%	66.1%	65.8%	0.3%
San Antonio-New Braunfels, TX	11	2,164	1,868	15.8%	804	706	13.9%	1,360	1,162	17.0%	62.8%	62.2%	0.6%
Other MSAs	281	59,896	52,319	14.5%	15,739	14,781	6.5%	44,157	37,538	17.6%	73.7%	71.7%	2.0%
Total/Weighted Average	629	$137,339	$119,827	14.6%	$35,602	$33,080	7.6%	$101,737	$86,747	17.3%	74.1%	72.4%	1.7%

2021 Same Store Pool(2)	553	$121,279	$106,155	14.2%	$30,789	$28,663	7.4%	$90,490	$77,492	16.8%	74.6%	73.0%	1.6%

2020 Same Store Pool(3)	491	$107,722	$94,438	14.1%	$27,052	$25,383	6.6%	$80,670	$69,055	16.8%	74.9%	73.1%	1.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2022 compared to Three Months Ended June 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth	2Q 2022	2Q 2021	Growth
Riverside-San Bernardino-Ontario, CA	24,666	3,318,141	95.4%	98.6%	(3.2)%	96.0%	98.5%	(2.5)%	$15.30	$12.69	20.6%
Portland-Vancouver-Hillsboro, OR-WA	17,388	2,123,338	92.7%	93.2%	(0.5)%	92.4%	91.7%	0.7%	18.39	17.16	7.2%
Atlanta-Sandy Springs-Roswell, GA	13,417	1,820,653	95.5%	97.6%	(2.1)%	96.0%	95.9%	0.1%	12.99	10.73	21.1%
Phoenix-Mesa-Scottsdale, AZ	13,302	1,505,339	93.1%	95.2%	(2.1)%	93.4%	94.5%	(1.1)%	16.08	13.92	15.5%
McAllen-Edinburg-Mission, TX	9,293	1,389,340	97.5%	97.4%	0.1%	97.9%	96.1%	1.8%	12.45	10.56	17.9%
Oklahoma City, OK	8,827	1,282,827	97.7%	97.7%	—	97.2%	96.1%	1.1%	9.49	8.42	12.7%
Houston-The Woodlands-Sugar Land, TX	8,536	1,346,743	95.6%	93.0%	2.6%	95.1%	90.0%	5.1%	11.53	10.64	8.4%
Dallas-Fort Worth-Arlington, TX	7,119	953,658	95.4%	96.2%	(0.8)%	95.0%	94.3%	0.7%	13.58	11.87	14.4%
Brownsville-Harlingen, TX	6,329	906,946	97.4%	96.4%	1.0%	97.5%	94.4%	3.1%	11.91	10.24	16.3%
Indianapolis-Carmel-Anderson, IN	8,745	1,134,643	94.4%	97.1%	(2.7)%	95.4%	96.4%	(1.0)%	11.73	10.25	14.4%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,390	94.8%	96.6%	(1.8)%	94.9%	95.8%	(0.9)%	22.80	20.17	13.0%
New Orleans-Metairie, LA	6,544	758,373	95.1%	91.3%	3.8%	94.8%	88.8%	6.0%	13.87	12.78	8.5%
North Port-Sarasota-Bradenton, FL	8,499	838,012	93.2%	97.4%	(4.2)%	93.8%	95.9%	(2.1)%	20.90	17.01	22.9%
Tulsa, OK	6,116	814,770	95.7%	94.9%	0.8%	95.3%	93.7%	1.6%	10.09	9.19	9.8%
Las Vegas-Henderson-Paradise, NV	6,590	816,045	93.8%	97.8%	(4.0)%	94.4%	96.3%	(1.9)%	14.55	12.52	16.2%
Colorado Springs, CO	4,348	538,607	93.0%	96.9%	(3.9)%	93.4%	96.1%	(2.7)%	12.71	11.22	13.3%
Kansas City, MO-KS	4,003	540,049	96.5%	97.1%	(0.6)%	95.6%	95.5%	0.1%	14.10	13.25	6.4%
San Antonio-New Braunfels, TX	4,412	560,439	94.3%	97.3%	(3.0)%	93.8%	96.4%	(2.6)%	15.90	13.27	19.8%
Other MSAs	133,289	16,788,887	95.3%	96.9%	(1.6)%	95.0%	95.4%	(0.4)%	14.60	12.68	15.1%
Total/Weighted Average	301,174	38,500,200	95.2%	96.6%	(1.4)%	95.1%	95.2%	(0.1)%	$14.55	$12.66	14.9%

2021 Same Store Pool(2)	266,269	33,700,412	95.1%	96.7%	(1.6)%	95.1%	95.4%	(0.3)%	$14.67	$12.77	14.9%

2020 Same Store Pool(3)	237,129	29,939,649	95.1%	96.8%	(1.7)%	95.1%	95.6%	(0.5)%	$14.67	$12.77	14.9%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2022 compared to Six Months Ended June 30, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Riverside-San Bernardino-Ontario, CA	46	$25,135	$21,217	18.5%	$5,158	$4,839	6.6%	$19,977	$16,378	22.0%	79.5%	77.2%	2.3%
Portland-Vancouver-Hillsboro, OR-WA	45	18,145	16,352	11.0%	4,244	3,978	6.7%	13,901	12,374	12.3%	76.6%	75.7%	0.9%
Atlanta-Sandy Springs-Roswell, GA	30	11,354	9,368	21.2%	2,996	2,752	8.9%	8,358	6,616	26.3%	73.6%	70.6%	3.0%
Phoenix-Mesa-Scottsdale, AZ	23	11,509	10,002	15.1%	2,676	2,559	4.6%	8,833	7,443	18.7%	76.7%	74.4%	2.3%
McAllen-Edinburg-Mission, TX	20	8,525	7,167	18.9%	2,128	2,060	3.3%	6,397	5,107	25.3%	75.0%	71.3%	3.7%
Oklahoma City, OK	19	5,901	5,145	14.7%	1,601	1,525	5.0%	4,300	3,620	18.8%	72.9%	70.4%	2.5%
Houston-The Woodlands-Sugar Land, TX	18	7,605	6,562	15.9%	2,754	2,511	9.7%	4,851	4,051	19.7%	63.8%	61.7%	2.1%
Dallas-Fort Worth-Arlington, TX	17	6,179	5,357	15.3%	2,167	2,073	4.5%	4,012	3,284	22.2%	64.9%	61.3%	3.6%
Brownsville-Harlingen, TX	16	5,307	4,430	19.8%	1,358	1,325	2.5%	3,949	3,105	27.2%	74.4%	70.1%	4.3%
Indianapolis-Carmel-Anderson, IN	16	6,368	5,592	13.9%	1,861	1,645	13.1%	4,507	3,947	14.2%	70.8%	70.6%	0.2%
Los Angeles-Long Beach-Anaheim, CA	14	11,875	10,583	12.2%	2,687	2,687	—	9,188	7,896	16.4%	77.4%	74.6%	2.8%
New Orleans-Metairie, LA	13	4,989	4,298	16.1%	1,286	1,235	4.1%	3,703	3,063	20.9%	74.2%	71.3%	2.9%
North Port-Sarasota-Bradenton, FL	13	8,394	6,989	20.1%	2,002	1,894	5.7%	6,392	5,095	25.5%	76.1%	72.9%	3.2%
Tulsa, OK	13	3,921	3,540	10.8%	979	950	3.1%	2,942	2,590	13.6%	75.0%	73.2%	1.8%
Las Vegas-Henderson-Paradise, NV	12	5,755	4,968	15.8%	1,288	1,194	7.9%	4,467	3,774	18.4%	77.6%	76.0%	1.6%
Colorado Springs, CO	11	3,194	2,838	12.5%	693	922	(24.8)%	2,501	1,916	30.5%	78.3%	67.5%	10.8%
Kansas City, MO-KS	11	3,773	3,516	7.3%	1,340	1,260	6.3%	2,433	2,256	7.8%	64.5%	64.2%	0.3%
San Antonio-New Braunfels, TX	11	4,180	3,631	15.1%	1,558	1,420	9.7%	2,622	2,211	18.6%	62.7%	60.9%	1.8%
Other MSAs	281	117,345	101,577	15.5%	31,057	29,446	5.5%	86,288	72,131	19.6%	73.5%	71.0%	2.5%
Total/Weighted Average	629	$269,454	$233,132	15.6%	$69,833	$66,275	5.4%	$199,621	$166,857	19.6%	74.1%	71.6%	2.5%

2021 Same Store Pool(2)	553	$238,073	$206,575	15.2%	$60,669	$57,303	5.9%	$177,404	$149,272	18.8%	74.5%	72.3%	2.2%

2020 Same Store Pool(3)	491	$211,594	$183,807	15.1%	$53,538	$50,678	5.6%	$158,056	$133,129	18.7%	74.7%	72.4%	2.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2022 compared to Six Months Ended June 30, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Riverside-San Bernardino-Ontario, CA	24,666	3,318,141	95.4%	98.6%	(3.2)%	96.5%	98.0%	(1.5)%	$14.98	$12.48	20.0%
Portland-Vancouver-Hillsboro, OR-WA	17,388	2,123,338	92.7%	93.2%	(0.5)%	91.7%	90.1%	1.6%	18.36	16.97	8.2%
Atlanta-Sandy Springs-Roswell, GA	13,417	1,820,653	95.5%	97.6%	(2.1)%	96.4%	94.2%	2.2%	12.59	10.54	19.4%
Phoenix-Mesa-Scottsdale, AZ	13,302	1,505,339	93.1%	95.2%	(2.1)%	93.8%	93.2%	0.6%	15.84	13.80	14.8%
McAllen-Edinburg-Mission, TX	9,293	1,389,340	97.5%	97.4%	0.1%	97.9%	94.7%	3.2%	12.19	10.49	16.2%
Oklahoma City, OK	8,827	1,282,827	97.7%	97.7%	—	97.0%	94.7%	2.3%	9.26	8.28	11.8%
Houston-The Woodlands-Sugar Land, TX	8,536	1,346,743	95.6%	93.0%	2.6%	94.9%	89.0%	5.9%	11.30	10.58	6.8%
Dallas-Fort Worth-Arlington, TX	7,119	953,658	95.4%	96.2%	(0.8)%	94.5%	92.4%	2.1%	13.37	11.80	13.3%
Brownsville-Harlingen, TX	6,329	906,946	97.4%	96.4%	1.0%	97.3%	92.9%	4.4%	11.62	10.13	14.7%
Indianapolis-Carmel-Anderson, IN	8,745	1,134,643	94.4%	97.1%	(2.7)%	95.4%	95.3%	0.1%	11.50	10.09	14.0%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,390	94.8%	96.6%	(1.8)%	95.2%	94.9%	0.3%	22.47	20.00	12.4%
New Orleans-Metairie, LA	6,544	758,373	95.1%	91.3%	3.8%	94.0%	87.1%	6.9%	20.46	16.81	21.7%
North Port-Sarasota-Bradenton, FL	8,499	838,012	93.2%	97.4%	(4.2)%	94.4%	94.4%	—	13.62	12.67	7.5%
Tulsa, OK	6,116	814,770	95.7%	94.9%	0.8%	94.0%	92.5%	1.5%	9.94	9.11	9.1%
Las Vegas-Henderson-Paradise, NV	6,590	816,045	93.8%	97.8%	(4.0)%	94.5%	95.2%	(0.7)%	14.39	12.28	17.2%
Colorado Springs, CO	4,348	538,607	93.0%	96.9%	(3.9)%	92.7%	94.2%	(1.5)%	12.52	10.95	14.3%
Kansas City, MO-KS	4,003	540,049	96.5%	97.1%	(0.6)%	94.3%	92.8%	1.5%	14.00	13.04	7.4%
San Antonio-New Braunfels, TX	4,412	560,439	94.3%	97.3%	(3.0)%	93.9%	94.5%	(0.6)%	15.30	13.13	16.5%
Other MSAs	133,289	16,788,887	95.3%	96.9%	(1.6)%	96.9%	93.7%	3.2%	14.37	12.53	14.7%
Total/Weighted Average	301,174	38,500,200	95.2%	96.6%	(1.4)%	94.9%	93.7%	1.2%	$14.30	$12.51	14.3%

2021 Same Store Pool(2)	266,269	33,700,412	95.1%	96.7%	(1.6)%	95.0%	94.0%	0.9%	$14.43	$12.61	14.4%

2020 Same Store Pool(3)	237,129	29,939,649	95.1%	96.8%	(1.7)%	95.0%	94.2%	0.8%	$14.42	$12.61	14.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 8

Same Store Operating Data (629 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	YTD 2022	YTD 2021
Revenue
Rental revenue	$133,057	$127,815	$125,921	$122,841	$115,443	$260,872	$224,717
Other property-related revenue	4,282	4,300	4,344	4,405	4,384	8,582	8,415
Total revenue	137,339	132,115	130,265	127,246	119,827	269,454	233,132
Property operating expenses
Store payroll and related costs	9,933	10,034	10,553	10,007	9,940	19,967	20,018
Property tax expense	10,442	9,701	8,970	9,631	9,392	20,143	18,813
Utilities expense	3,403	3,428	3,094	3,766	2,895	6,831	6,106
Repairs & maintenance expense	3,008	2,714	2,883	2,926	2,730	5,722	5,370
Marketing expense	2,225	2,032	1,878	2,011	2,154	4,257	4,235
Insurance expense	1,146	1,178	1,305	1,171	1,161	2,324	2,278
Other property operating expenses	5,445	5,144	5,227	5,018	4,808	10,589	9,455
Total property operating expenses	35,602	34,231	33,910	34,530	33,080	69,833	66,275
Net operating income	$101,737	$97,884	$96,355	$92,716	$86,747	$199,621	$166,857

Net operating income margin	74.1%	74.1%	74.0%	72.9%	72.4%	74.1%	71.6%

Occupancy at period end	95.2%	94.8%	95.0%	96.1%	96.6%	95.2%	96.6%

Average occupancy	95.1%	94.8%	95.6%	96.5%	95.2%	94.9%	93.7%

Average annualized rental revenue per occupied square foot	$14.55	$14.05	$13.72	$13.27	$12.66	$14.30	$12.51

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	YTD 2022	YTD 2021
Rental revenue
Same store portfolio	$133,057	$127,815	$125,921	$122,841	$115,443	$260,872	$224,717
Non-same store portfolio	51,579	46,654	35,769	16,579	11,867	98,233	15,720
Total rental revenue	184,636	174,469	161,690	139,420	127,310	359,105	240,437
Other property-related revenue
Same store portfolio	4,282	4,300	4,344	4,405	4,384	8,582	8,415
Non-same store portfolio	2,059	1,866	1,299	736	445	3,925	551
Total other property-related revenue	6,341	6,166	5,643	5,141	4,829	12,507	8,966
Property operating expenses
Same store portfolio	35,602	34,231	33,910	34,530	33,080	69,833	66,275
Non-same store portfolio	17,586	15,127	10,860	5,112	3,700	32,713	5,242
Prior period comparability adjustment(1)	—	—	(228)	(177)	(126)	—	(259)
Total property operating expenses	53,188	49,358	44,542	39,465	36,654	102,546	71,258

Net operating income	137,789	131,277	122,791	105,096	95,485	269,066	178,145
Management fees and other revenue	7,913	6,549	6,257	6,282	6,107	14,462	11,835
General and administrative expenses	(14,702)	(13,966)	(14,301)	(13,012)	(12,450)	(28,668)	(23,688)
Depreciation and amortization	(57,891)	(58,072)	(50,854)	(38,983)	(36,051)	(115,963)	(68,475)
Other	(525)	(470)	(1,152)	(994)	(310)	(995)	(707)
Interest expense	(24,448)	(22,647)	(19,787)	(18,144)	(17,339)	(47,095)	(34,131)
Equity in earnings of unconsolidated real estate ventures	1,962	1,494	1,679	1,682	1,174	3,456	1,933
Acquisition costs	(682)	(553)	(1,019)	(512)	(118)	(1,235)	(410)
Non-operating expense	(261)	(112)	(344)	(241)	(148)	(373)	(321)
Gain on sale of self storage properties	—	2,134	—	—	—	2,134	—
Income tax expense	(730)	(848)	(375)	(444)	(675)	(1,578)	(871)
Net Income	$48,425	$44,786	$42,895	$40,730	$35,675	$93,211	$63,310

(1) Certain payroll and related costs associated with the Northwest portfolio were not reflected as property-level expenses in 2021 under the management of the Northwest PRO. Such costs are reflected in property operating expenses in 2022 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2021 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$14.55	$12.66	$14.30	$12.51
Total consolidated portfolio	14.13	12.78	13.88	12.56

Average Occupancy

Same store	95.1%	95.2%	94.9%	93.7%
Total consolidated portfolio	92.9%	94.8%	92.9%	93.4%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,733	$2,257	$4,972	$4,359
Value enhancing capital expenditures	3,727	2,641	5,968	4,880
Acquisitions capital expenditures	5,325	2,017	8,775	4,051
Total consolidated portfolio capital expenditures	$11,785	$6,915	$19,715	$13,290

Property Operating Expenses Detail

Store payroll and related costs	$14,003	$10,731	$27,850	$21,102
Property tax expense	16,855	10,537	31,277	20,478
Utilities expense	4,978	3,069	10,044	6,223
Repairs & maintenance expense	4,369	3,008	8,480	5,772
Marketing expense	3,424	2,325	6,363	4,495
Insurance expense	1,856	1,433	3,615	2,599
Other property operating expenses	7,703	5,551	14,917	10,589
Property operating expenses on the Company's statements of operations	$53,188	$36,654	$102,546	$71,258

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,613	$4,891	$10,929	$9,138
Equity-based compensation expense	1,580	1,348	3,124	2,634
Other general and administrative expenses	7,509	6,211	14,615	11,916
General and administrative expenses on the Company's statements of operations	$14,702	$12,450	$28,668	$23,688

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $4.5 million of fair value of debt adjustments and $14.0 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2022, the Company had nine PROs: Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2022, following the voluntary retirement of Northwest Self Storage as a PRO, the management of Northwest's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	Berenberg Capital Markets	BMO Capital Markets
Wes Golladay	Keegan Carl	Juan Sanabria
216.737.7510	646.949.9052	312.845.4704

BofA Securities	Capital One Securities, Inc.	Citi Investment Research
Jeff Spector	Neil Malkin	Michael Bilerman / Smedes Rose
646.855.1363	571.633.8191	212.816.1383 / 212.816.6243

Evercore ISI	Green Street	Jefferies LLC
Samir Khanal / Steve Sakwa	Spenser Allaway	Jonathan Petersen
212.888.3796 / 212.446.9462	949.640.8780	212.284.1705

KeyBanc Capital Markets	Morgan Stanley	Stifel
Todd Thomas	Ronald Kamdem	Stephen Manaker / Kevin Stein
917.368.2286	212.296.8319	212.271.3716 / 212.271.3718

Truist Securities
Ki Bin Kim
212.303.4124